Exhibit 4.38

EXECUTION COPY

AMENDMENT NO. 6

TO CREDIT AGREEMENT

This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 4, 2015, by and among Wise Alloys LLC, a Delaware limited liability company (the “Borrower”), the other Credit Parties signatory hereto, General Electric Capital Corporation, as Agent (“Agent”), and the Lenders signatory hereto, amends that certain Credit Agreement, dated as of December 11, 2013 (as amended prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the other Credit Parties party thereto, Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, the Borrower has requested that Agent and the Lenders agree to make certain amendments to the Credit Agreement; and

WHEREAS, the Lenders party hereto and Agent have so agreed, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment.

1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the parties hereto agree that the Credit Agreement is hereby amended to replace the reference to “$300,000,000” contained in clause (j) of Section 5.5 of the Credit Agreement with “$400,000,000”.

2. Effectiveness of this Amendment; Conditions Precedent. This Amendment shall be deemed to have become effective as of the date hereof, but such effectiveness shall be expressly conditioned upon Agent’s receipt of (i) a counterpart of this Amendment executed and delivered by duly authorized officers of the Borrower, each other Credit Party, the Required Lenders and Agent and (ii) the consent and reaffirmation agreement, substantially in the form of Exhibit A attached hereto, executed and delivered by Constellium Holdco II, B.V.

3. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Representations and Warranties. Each Credit Party hereby represents and warrants that, as of the date hereof:

(i) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(ii) its execution, delivery and performance of this Amendment and its performance of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not and will not: (1) contravene the terms of its Organizational Documents, (2) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its Property is subject, or (3) violate any Requirement of Law in any material respect; and

(iii) after giving effect to this Amendment, (1) no Default or Event of Default has occurred and is continuing and (2) each representation and warranty of such Credit Party contained in the Credit Agreement and in each other Loan Document to which it is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(e) Ratification. Each Credit Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Agreement and each other Loan Document to which it is a party, (ii) ratifies and reaffirms the grant of liens or security interests over its property pursuant to the Loan Documents and confirms that such liens and security interests continue to secure the Obligations, (iii) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and (iv) agrees that neither such ratification and reaffirmation, nor Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement with respect to any amendment, consent or waiver with respect to the Credit Agreement or other Loan Documents.

(f) Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO, THIS AMENDMENT.

(g) Effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

(h) No Other Waiver. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement

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or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or any other Loan Document or of any Default or Event of Default that may have occurred and be continuing or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(i) Agent’s Expenses. The Borrower hereby agrees to promptly reimburse Agent for all of the reasonable out-of-pocket costs and expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WISE ALLOYS LLC, as the Borrower

By:	/s/ Yves Monette

Name:	Yves Monette
Title:	CFO

WISE METALS GROUP LLC, as a Credit Party

By:	/s/ Yves Monette

Name:	Yves Monette
Title:	CFO

WISE ALLOYS FINANCE CORPORATION, as a Credit Party

By:	/s/ Yves Monette

Name:	Yves Monette
Title:	CFO

LISTERHILL TOTAL MAINTENANCE CENTER LLC, as a Credit Party

By:	/s/ Yves Monette

Name:	Yves Monette
Title:	CPO

ALABAMA ELECTRIC MOTOR SERVICES, LLC, as a Credit Party

By:	/s/ Yves Monette

Name:	Yves Monette
Title:	CFO

Signature Page to Amendment No. 6

(Wise Alloys LLC)

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and a Lender

By:	/s/ Matthew N. McAlpine
Name: Matthew N. McAlpine
Title: Duly Authorized Signatory

Signature Page to Amendment No. 6

(Wise Alloys LLC)

GE CAPITAL BANK, as a Lender

By:	/s/ Heather-Leigh Glade

Name:	Heather-Leigh Glade
Title: Duly Authorized Signatory

Signature Page to Amendment No. 6

(Wise Alloys LLC)

GE ASSET BASED MASTER NOTE, as a Lender

By:	/s/ Matthew N. McAlpine

Name:	Matthew N. McAlpine
Title:	Duly Authorized Signatory

Signature Page to Amendment No. 6

(Wise Alloys LLC)

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kenneth B. Butler

Name:	Kenneth B. Butler
Title:	Senior Vice President

Signature Page to Amendment No. 6

(Wise Alloys LLC)

REGIONS BANK, as a Lender

By:	/s/ Elizabeth L. Waller

Name:	Elizabeth L. Waller
Title:	Senior Vice President

Signature Page to Amendment No. 6

(Wise Alloys LLC)

EVERBANK, as a Lender

By:	/s/ Timothy King
Name: Timothy King
Title: Loan Officer

Signature Page to Amendment No. 6

(Wise Alloys LLC)

EXHIBIT A

Consent and Reaffirmation

Constellium HoldCo II B.V. (the “Guarantor”) hereby acknowledges receipt of a copy of the foregoing Amendment No. 6 dated as of the date hereof (the “Amendment”) by and among Wise Alloys LLC, a Delaware limited liability company (the “Borrower”), the other Credit Parties signatory thereto, General Electric Capital Corporation, as Agent (“Agent”), and the Lenders signatory thereto, amending that certain Credit Agreement, dated as of December 11, 2013 (as amended prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the other Credit Parties party thereto, Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The Guarantor hereby (1) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under that certain Guaranty, dated as of January 5, 2015 (the “Guaranty”) by the Guarantor in favor of the Agent, (2) agrees that neither such ratification and reaffirmation, nor the Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Guarantor with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents, (3) agrees that none of the terms and conditions of the Amendment shall limit or diminish its payment and performance obligations, contingent or otherwise, under the Guaranty and (4) agrees that the Guaranty remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the Guaranty shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated: November 4, 2015

[Signature Page Follows]

CONSTELLIUM HOLDCO II, B.V., as Guarantor

By:
Name:
Title: